Exhibit 99.8

        (Text of graph posted to Ashland Inc.'s website concerning
                    Ashland Water Technologies' revenue)

                      Net Monthly Sales ($, Millions)


                2002       2003       2004       2005       2006       2007
               ------     ------     ------     ------     ------     ------

January         25.9       26.2       29.2       32.1       32.6       66.8
February        25.2       28.6       28.7       30.6       33.6       61.3
March           23.7       28.0       31.5       33.2       33.9       61.5
April           26.6       28.5       31.3       34.1       36.8       66.0
May             26.5       28.8       30.3       32.8       34.2
June            26.7       28.6       29.6       33.8       42.1
July            27.5       29.6       32.4       33.3       60.9
August          29.0       30.0       31.4       35.0       64.2
September       29.3       29.9       31.9       36.6       66.2
October         26.8       28.8       30.2       31.7       58.9
November        25.8       28.3       30.7       32.8       57.1
December        26.1       27.1       32.1       32.3       62.6



              12 Month Net Sales Rolling Average ($, Millions)

                2002       2003       2004       2005       2006       2007
               ------     ------     ------     ------     ------     ------

January         25.8       26.6       28.8       31.0       33.2       51.4
February        25.7       26.9       28.8       31.2       33.5       53.8
March           25.6       27.3       29.1       31.3       33.5       56.1
April           25.8       27.4       29.3       31.5       33.8       58.5
May             25.8       27.6       29.4       31.8       33.9
June            25.9       27.8       29.5       32.1       34.6
July            26.0       27.9       29.8       32.2       36.9
August          26.2       28.0       29.9       32.5       39.3
September       26.3       28.1       30.0       32.9       41.8
October         26.4       28.2       30.2       33.0       44.0
November        26.5       28.4       30.4       33.2       46.1
December        26.6       28.5       30.8       33.2       48.6